Exhibit 99.1

A-20-810738-B

DISTRICT COURT

CLARK COUNTY, NEVADA

NRS Chapters 78-89	COURT MINUTES	March 27, 2020

A-20-810738-B	Custodian Ventures, LLC, Plaintiff(s)
vs.
Exobox Technologies Corp. [Nevada Entity No. C30664-1999], Defendant(s)

March 27, 2020	3:00 AM	Motion for Appointment of Custodian

HEARD BY: Gonzalez, Elizabeth	COURTROOM: Chambers

COURT CLERK:       Dulce Romea

PARTIES PRESENT:	None. Minute order only – no hearing held.

JOURNAL ENTRIES

- Upon review of the papers and pleadings on file in this Matter, as proper service has been provided, this Court notes no opposition has been filed. Accordingly, pursuant to EDCR 2.20(e) the Petition is deemed unopposed. Therefore, good cause appearing, COURT ORDERED, motion is GRANTED IN PART. Movant is permitted to appoint new officers and directors, send the notice of a special meeting to all shareholders of record noticing a meeting on at least 10 days’ notice and to pay back fees owed to the State of Nevada. Moving Counsel is to prepare and submit an order within ten (10) days and distribute a filed copy to all parties involved in this matter and the transfer agent. COURT FURTHER ORDERED, matter SET for status check on the report in 6 weeks on the chambers calendar, and reports to be filed monthly.

5-8-20	CHAMBERS	STATUS CHECK: CUSTODIAN’S REPORT

CLERK’S NOTE: A copy of this minute order was distributed via electronic mail. / dr 3-30-20

PRINT DATE: 03/30/2020	Page 1 of 1	Minutes Date: March 27, 2020